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                                                                   Exhibit 10.30

                                 REVOLVING NOTE

$1,500,000.00                                                St. Louis, Missouri
                                                               September 1, 2000

         For value received, BEKINS DISTRIBUTION SERVICES CO., INC, formerly known as BDS Acquisition Company, Inc., a Delaware corporation ("Borrower"), promises to pay to the order of BANK OF AMERICA, N.A., a national banking association formerly NationsBank, N.A., formerly The Boatmen's National Bank of St. Louis ("Bank") the principal sum of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000.00) or such lesser aggregate unpaid principal amount as shall be outstanding under this Revolving Note (this "Note"), plus all interest accrued thereon, on the Revolving Loan Termination Date.

         Borrower further promises to pay interest from the date hereof on the balance of said principal from time to time outstanding at a per annum rate or rates determined pursuant to the Loan Agreement (defined below). After maturity, whether by acceleration or otherwise, the overdue principal and, to the extent permitted by law, overdue interest at maturity in respect of this Note and all other overdue amounts owing hereunder shall bear interest, payable on demand, at a rate set forth in the Loan Agreement. All such interest shall be computed on the basis of a year deemed to consist of 360 days and paid for the actual number of days elapsed. Interest shall be payable on such dates as are provided under the Loan Agreement.

         Both principal and interest are payable in Dollars to Bank at its Applicable Lending Office.

         This Note is the Revolving Note referred to in, and is issued under the terms of, and pursuant to the provisions of, that certain Second Amended and Restated Loan Agreement dated of even date herewith, between Bank and Borrower, as amended, modified, restated or replaced from time to time whether prior to or after the date of this Note (the "Loan Agreement"). All capitalized terms used and not otherwise defined herein shall have the same meanings as given them in the Loan Agreement.

         This Note is secured by the Collateral described in the Loan Documents, executed from time to time by Borrower in favor of Bank as set forth in the Loan Agreement and reference to the Loan Documents and the Loan Agreement is made for a statement of the rights of the Bank with respect to such Collateral.

         Borrower shall prepay the principal amount of this Note to the extent required in the Loan Agreement. Borrower may prepay the principal amount of this Note to the extent and upon the conditions provided in the Loan Agreement.

         The date and amount of all disbursements and receipts representing principal and receipts of interest by Bank with respect to the Revolving Loan shall be recorded by Bank in the records it maintains with respect thereto. The failure to record, or any error in recording, any of the foregoing shall not, however, affect the obligations of Borrower under this Note to repay the principal amount advanced hereunder together with all interest accruing thereon. Such record as maintained by Bank shall constitute prima facie evidence of the amount outstanding under this Note.

         Reference is made to the Loan Agreement for provisions regarding the acceleration of the maturity hereof on the occurrence of any Event of Default, which provisions are incorporated herein by this reference.


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         If this Note shall not be paid as herein provided and shall be placed in the hands of an attorney for collection, Borrower hereby promises to pay the reasonable fees and actual expenses of such attorney in addition to the full amount due hereon, whether or not litigation should be commenced.

         Demand for payment, protest, notice of dishonor, and all other notices and demands under this Note and any and all lack of diligence in the enforcement of this Note are hereby waived by all who are or shall become parties to this Note and the same hereby assent to each and every extension or postponement of the time of payment, at or after demand, or other indulgence, and hereby waive any and all notice thereof.

         No amendment, modification or waiver of any provision of this Note, nor consent to any departure by Borrower herefrom, shall be effective unless the same shall be in writing signed by an authorized officer of Bank, and then only in the specific instance and for the purpose for which given. No failure on the part of Bank to exercise, and no delay in exercising, any right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right under this Note preclude any other or further exercise thereof, or the exercise of any other right. Each and every right granted to Bank under this Note or allowed to it at law or in equity shall be deemed cumulative and such remedies may be exercised from time to time concurrently or consecutively at Bank's option.

         All notices required to be given or which may be given in connection with this Note shall be given in the manner required for notices under the Loan Agreement.

         This Note is governed by and shall be interpreted in accordance with the laws of the State of Missouri.

                                 BEKINS DISTRIBUTION SERVICES CO., INC.,
                                 formerly known as BDS Acquisition Company, Inc.

                                 By: /s/ Daniel P. Kelly
                                    -----------------------
                                 Name: Daniel P. Kelly
                                 Title: President

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